AKERNA CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2020 and nine months ended September 30, 2021, are based on the historical financial statements of Akerna Corp. (“Akerna”, “we”, “our”) and The NAV People, Inc. and Subsidiary (“NAV”) after giving effect to the acquisition of NAV (the “Acquisition”) and after applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2020 and nine months ended September 30, 2021 give effect to the Acquisition as if it had occurred on January 1, 2020, the first day of the first year presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021, gives effect to the Acquisition as if it had occurred on September 30, 2021.

The Acquisition of NAV has been accounted for pursuant to Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations. The total consideration transferred, as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible assets and intangible assets of NAV acquired in connection with the Acquisition, based on their estimated fair values as of the date of the Acquisition, and the excess is allocated to goodwill. We have made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement.  We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the estimated purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net intangible assets. The final valuations of identifiable intangible assets, fixed assets and deferred revenue and associated tax effects may change significantly from our preliminary estimates. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed consolidated financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of Akerna that would have been reported had the Acquisition been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial position of Akerna. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that Akerna may achieve, or any additional expenses that it may incur, with respect to the combined companies.

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The unaudited pro forma condensed combined financial statements, including the notes thereto should be read in conjunction with:

  The accompanying notes to the unaudited pro forma condensed combined financial statements;
  The audited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Akerna Corp.’s Transition Report on Form 10-KT for the period ended December 31, 2020 which was filed with the Securities and Exchange Commission ("SEC") on March 31, 2021 (the "Akerna 2020 10-K");
  The unaudited condensed consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-Q for the three and nine months ended September 30, 2021 which was filed with the SEC on November 12, 2021;
  The unaudited condensed consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-Q for the three and six months ended June 30, 2021 which was filed with the SEC on August 12, 2021;
  The unaudited condensed consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-Q for the three months ended March 31, 2021 which was filed with the SEC on May 21, 2021;
  NAV’s audited financial statements as of and for the year ended December 31, 2020, included elsewhere in this Current Report on Form 8-K/A;
  NAV’s unaudited condensed consolidated interim financial statements as of and for the nine months ended September 30, 2021, included elsewhere in this Current Report on Form 8-K/A;

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 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

	Akerna Corp.	The NAV People, Inc. & Subsidiary (Note 1)	Pro forma adjustments	Note 3	Pro forma combined
ASSETS
CURRENT ASSETS:
Cash	$9,608,788	$531,723	$(5,606,017)	A	$4,534,494
Restricted cash	508,261	–	–		508,261
Accounts receivable, net	1,647,619	961,140	–		2,608,759
Prepaid expenses and other current assets	2,194,221	266,826	–		2,461,047
Total current assets	13,958,889	1,759,689	(5,606,107)		10,112,561
Fixed assets, net	52,322	92,437	–		144,759
Investments, net	226,101	–	–		226,101
Capitalized software, net	6,167,413	–	–		6,167,413
Intangible assets, net	7,311,541	1,362,710	4,244,507	C	12,918,758
Goodwill	46,790,018	–	21,037,766	B	67,827,784
Deposits	–	11,361	–		11,361
TOTAL ASSETS	$74,506,284	$3,226,197	$19,676,256		$97,408,737

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable, accrued expenses and other accrued liabilities	$5,185,519		$944,806	A, E, G	$6,130,325
Accounts payable	–	384,697	(384,697)	E	–
Accrued expenses	–	500,185	(500,185)	E	–
Convertible note payable	–	1,520,000	(1,520,000)	A	–
Deferred revenue	908,256	2,448,982	(431,411)	F	2,925,827
Derivative liability	160,201	–	–		160,201
Total current liabilities	6,253 ,976	4,853,864	(1,891,487)		9,216,353
Long-term debt, less current portion	3,834,001	–	–		3,834,001
Stockholder notes payable	–	3,496,759	(3,496,759)	A	–
Notes payable	–	148,817	(148,817)	A	–
TOTAL LIABILITIES	10,087,977	8,499,440	(5,537,063)		13,050,354
STOCKHOLDERS' EQUITY:
Special voting preferred stock	2,952,495	–	–		2,952,495
Common stock	2,717	5,000	(4,643)	A, D	3,074
Additional paid-in capital	132,803,659	2,000	20,020,463	A, D	152,826,122
Accumulated other comprehensive loss	(44,639)	(11,410)	(11,410)	D	(67,459)
Accumulated deficit	(71,295,925)	(5,268,833)	5,208,909	D, G	(71,355,849)
TOTAL STOCKHOLDERS' EQUITY	64,418,307	(5,273,243)	25,213,319		84,358,383
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$74,506,284	$3,226,197	$19,676,256		$97,408,737

            See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

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  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020

	Akerna Corp. (Note 1)	The NAV People, Inc. & Subsidiary (Note 1)	Pro forma adjustments	Note 4	Pro forma combined

Revenue
Software	$11,963,028		$7,108,536	A	$19,071,564
Consulting	1,739,683		–		1,739,683
Other	196,257	426,293	–		622,550
Recurring revenue	–	4,875,121	(4,875,121)	A	–
Services revenue	–	2,233,415	(2,233,415)	A	–
Total net revenue	13,898,968	7,534,829	–		21,433,797
Cost of revenue	6,355,825	2,202,534	–		8,558,359
Gross Profit	7,543,143	5,332,295	–		12,875,438
Operating expenses:
Product development	5,129,814	–	–		5,129,814
Sales and marketing	8,085,897	46,954	–		8,132,851
General and administrative	11,018,356	784,785	5,798,166	A	17,601,307
Operations and support	–	5,374,077	(5,374,077)	A	–
Bad debt expense	–	424,089	(424,089)	A	–
Depreciation and amortization	3,223,844	301,064	542,799	B	4,067,707
Impairment of long-lived assets	6,887,000	–	–		6,887,000
Total operating expenses	34,344,911	6,930,969	542,799		41,818,679
Loss from operations	(26,801,768)	(1,598,674)	(542,799)		(28,943,241)
Other income (expense):			–		–
Interest income (expense)	(161,646)	(151,773)	151,773	C	(161,646)
Change in fair value of convertible notes	(195,273)	–	–		(195,273)
Change in fair value of derivative liability	376,811	–	–		376,811
Other income (expense), net	(59,397)	(467)	–		(59,864)
Net loss before income taxes and equity in losses of investee	(26,841,273)	(1,750,914)	(391,026)		(28,983,213)
Income tax expense	(31,185)	(6,204)	–		(37,389)
Equity in losses of investee	(16,335)	–	–		(16,335)
Net income (loss)	$(26,888,793)	$(1,757,118)	$(391,026)		$(29,036,937)
Earnings per share
Basic	$(1.87)				$(1.61)
Diluted	$(1.87)				$(1.61)
Shares used in computing earnings per share
Basic	14,409,780		3,571,429		17,981,209
Diluted	14,409,780		3,571,429		17,981,209

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

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 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

	Akerna Corp.	The NAV People, Inc. & Subsidiary	Pro forma adjustments	Note 5	Pro forma combined

Revenues
Software	$12,809,841	–	$6,469,240	A	$19,279,081
Consulting	1,135,033	–	–		1,135,033
Other	111,540	685,213	–		796,753
Recurring revenue	–	4,397,990	(4,397,990)	A	–
Services revenue	–	2,071,250	(2,071,250)	A	–
Total revenues	14,056,414	7,154,453	–		21,210,867
Cost of revenue	5,339,929	1,913,331	–		7,253,260
Gross Profit	8,716,485	5,241,122	–		13,957,607
Operating expenses:
Product development	4,517,836	–			4,517,836
Sales and marketing	5,564,519	35,213	–		5,599,732
General and administrative	8,306,417	543,784	4,691,077	D, A	13,541,278
Operations and support	–	4,584,170	(4,584,170)	A	–
Bad debt expense	–	286,094	(286,094)	A	–
Acquisition costs	–	172,550	(172,550)	A	–
Depreciation and amortization	3,605,435	189,664	439,218	B	4,234,317
Total operating expenses	21,994,207	5,811,475	87,481		27,893,163
Loss from operations	(13,277,722)	(570,353)	(87,481)		(13,935,556)
Other (expense) income:
Interest (expense) income, net	(1,175,789)	(161,029)	161,029	C	(1,175,789)
Change in fair value of convertible notes	(2,030,904)	–	–		(2,030,904)
Change in fair value of derivative liability	151,175	–	–		151,175
Gain on forgiveness of PPP Loan	2,234,730	954,984	–		3,189,714
Other (expense) income, net	243	(19,585)	–		(19,342)
Total other (expense) income	(820,545)	774,370	161,029		114,854
Net loss before income taxes and equity in losses of investee	(14,098,267)	204,017	73,548		(13,820,702)
Income tax expense	(10,570)	(5,251)	–		(15,821)
Equity in losses of investee	(7,564)	–	–		(7,564)
Net loss before income taxes and equity in losses of investee	$(14,116,401)	$198,766	$73,548		$(13,844,087)
Earnings per share
Basic	$(0.58)				$(0.50)
Diluted	$(0.58)				$(0.50)
Shares used in computing earnings per share
Basic	24,312,510		3,571,429		27,883,939
Diluted	24,312,510		3,571,429		27,883,939

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

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Note 1: Basis of Pro Forma Presentation

Accounting Periods Presented

The unaudited pro forma condensed combined balance sheet as of September 30, 2021, is presented as if the NAV acquisition had occurred on September 30, 2021. Certain pro forma adjustments to record differences between historical book values and preliminary values as of the date of the pro forma condensed combined financial statements are based on the assumption that the Acquisition occurred on September 30, 2021. The actual adjustments to be recorded in Akerna’s financial statements will be as of the acquisition date and the option exercise date.

The unaudited pro forma condensed combined statements of operations of Akerna and NAV for the twelve months ended December 31, 2020 and the nine months ended on September 30, 2021, are presented as if the Acquisition had taken place on January 1, 2020. As disclosed in the Akerna 2020 10-K, we changed our fiscal year from June 30 to December 31. In the Akerna 2020 10-K we presented the Consolidated statements of operations for the fiscal year ended June 30, 2020 and the transition period for the six months ended December 31, 2020. For the pro forma condensed combined statements of operations we have elected to present Akerna results for the year ended December 31, 2020 which consists of the combined transition period for the six months ended December 31, 2020 plus the six months period from January 1, 2020 to June 30, 2020 consistent with rules 13a-10 and 15d-10 of the Exchange Act.

These unaudited pro forma condensed combined financial information, including the preliminary purchase price allocation, are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Acquisition had been consummated on the dates indicated, nor is it necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

Preliminary Purchase Consideration

On October 1, 2021, we entered into an arrangement agreement (the “Agreement”) to acquire all of the issued and outstanding shares of NAV. Under the terms of the Agreement, the aggregate consideration for the NAV shares consists of (1) $5,000,000 in cash, (2) $12,000,000 in stock and (3) contingent value rights to be issued pursuant to a rights indenture entitling the holders thereof to receive, subject to certain adjustments as set forth in the Agreement, an aggregate of up to $8,000,000 in stock, in the event that NAV achieves certain revenue targets as specified in the Agreement. These rights are accounted for as contingent consideration and are currently recorded at preliminary fair value which will be updated upon finalization of purchase accounting.

Cash	$5,606,017
Common shares	12,000,000
Contingent consideration	8,000,000
Total purchase consideration	$25,606,017

Preliminary Purchase Consideration Allocation

The following represents the preliminary allocation of the fair value of the purchase consideration to the acquired assets and assumed liabilities based on NAV’s balance sheet as of September 30, 2021 and is for illustrative purposes only.

Cash	$531,723
Accounts receivable	961,140
Prepaid expenses and other current assets	266,826
Fixed assets, net	92,437
Deposits	11,361
Intangible assets:
Customer relationships	3,509,861
Acquired technology	2,011,750
Trade Name	85,606
Goodwill	21,037,766
Deferred revenue	(2,017,571)
Accounts payable and accrued expenses	(884,882)
Total purchase consideration	$25,606,017

Goodwill of approximately $21.0 million represents the excess of the purchase consideration over the fair value of the net tangible and intangible assets acquired. Goodwill is primarily attributable to expected post-acquisition synergies from integrating NAV’s industry-leading ERP platform into Akerna’s supply chain solutions. None of the goodwill recorded as part of the NAV acquisition is expected to be deductible for U.S. federal income tax purposes.

Akerna has considered the existing intangible assets of NAV prior to the Acquisition and while we anticipate there will be deferred tax assets arising from the purchase price, we expect these would have a full valuation allowance given historical losses.

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The following table sets forth the components of identifiable intangible assets acquired and their preliminary estimated useful lives as of the date of Acquisition:

Intangible assets:	Preliminary Fair Value	Estimated Useful Life (in years)
Customer relationships	$3,509,861	10
Acquired technology	2,011,750	5
Trade name	85,606	2
Total	$5,607,217

Following the end of Akerna’s fiscal year ended June 30, 2020, Akerna transitioned to a December 31 fiscal year-end date. The following table presents a reconciliation to Akerna’s historical unaudited financial data for the twelve months ended December 31, 2020 which was derived by adding the audited six-month transition period ended December 31, 2020 to Akerna’s three-month period ended March 31, 2020 and three-month period ended June 30, 2020.

	Historical
	Akerna Corp. three months ended 3/31/2020 (unaudited)	Akerna Corp. three months ended 6/30/2020 (unaudited)	Akerna Corp. six months ended 12/31/2020 (audited)	Akerna Corp. twelve months ended 12/31/2020 (unaudited)
Net revenue:
Software	$2,346,309	$2,849,734	$6,766,985	$11,963,028
Consulting	692,584	131,000	916,099	1,739,683
Other	31,652	22,905	141,700	196,257
Total net revenue	3,070,545	3,003,639	7,824,784	13,898,968
Cost of revenue	1,396,219	1,818,565	3,141,041	6,355,825
Gross profit	1,674,326	1,185,074	4,683,743	7,543,143
Operating expenses:
Product development	874,787	1,088,939	3,166,088	5,129,814
Sales and marketing	2,040,751	2,117,118	3,928,028	8,085,897
General and administrative	3,457,262	3,126,027	4,435,067	11,018,356
Depreciation and amortization	180,229	1,036,378	2,007,237	3,223,844
Impairment of long-lived assets	–	–	6,887,000	6,887,000
Total operating expenses	6,553,029	7,368,462	20,423,420	34,344,911
Loss from operations	(4,878,703)	(6,183,388)	(15,739,677)	(26,801,768)
Interest income (expense), net	33,522	(2,084)	(193,084)	(161,646)
Change in fair value of convertible notes	–	766,000	(961,273)	(195,273)
Change in fair value of derivative liability	236,917	(606,958)	746,852	376,811
Other expense	(124)	–	(59,273)	(59,397)
Loss before provision for income taxes	(4,608,388)	(6,026,430)	(16,206,455)	(26,841,273)
Provision for income taxes	–	(30,985)	(200)	(31,185)
Equity in losses of investee	–	(3,692)	(12,643)	(16,335)
Net loss	(4,608,388)	(6,061,107)	(16,219,298)	(26,888,793)

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Note 2: Conforming Accounting Policies and Reclassification Adjustments

Based on a preliminary review of the accounting policies of Akerna and NAV, Akerna is not aware of any differences that would have a material impact on the combined company unaudited pro forma condensed combined financial information. Following completion of the Acquisition, or as more information becomes available, Akerna will perform a full and detailed review of the NAV accounting policies and financial statements. As a result of the review, accounting policy differences may be identified and these differences, when identified, could have a material impact on the combined company unaudited pro forma condensed combined financial information. Certain items included in the NAV historical combined financial information have been reclassified to conform the NAV financial statement presentation to Akerna’s financial statement presentation.

Note 3: Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet for the Acquisition of NAV are as follows:

  To record the purchase consideration of $5,606,017 in cash which was used to pay NAV debtors in the amount of $988,874, NAV obligations in the amount of $890,000, and NAV shareholders in the amount of $2,103,425 and funded from cash and $12.0 million in common stock issued, which was used to pay down debtors in the amount of $4,299,280 and NAV shareholders in the amount of $7,700,721.

  To record estimated preliminary goodwill of $21,037,766.

  To adjust the historical NAV intangible assets to fair value in connection with the Acquisition.

  To eliminate NAV’s historical equity, accumulated deficit, paid in capital and accumulated other comprehensive loss.

  To record reclassifications to conform NAV financial statements with Akerna’s historical financial statement presentation.

  To record the estimated preliminary fair value of deferred revenue.

  To record transaction cost paid after the close of the Acquisition

Note 4: Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months ended December 31, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the Acquisition of NAV are as follows:

  To record reclassifications to conform NAV financial statements with Akerna’s historical financial statement presentation.

  To reflect $769,139 amortization expense of preliminarily estimated purchased intangible assets and to eliminate the historical amortization expense of $253,340.

  To eliminate interest expense related to the historical debt of NAV.

The pro forma combined basic and diluted net loss per share are based on the number of 17,981,209 shares common stock used in computing basic and diluted net loss per share for the acquisition of Solo, respectively. Dilutive potential common shares are included only if they have a dilutive effect on earnings per share.

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Note 5: Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2021

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the acquisition of NAV are as follows:

  To record reclassifications to conform NAV financial statements with Akerna’s historical financial statement presentation.

  To reflect $597,104 amortization expense of preliminarily estimated purchased intangible assets and to eliminate the historical amortization expense of $157,886.

  To eliminate interest expense related to the historical debt of NAV.

  To eliminate transaction related expenses of $179,187 from the historical financial statements of Akerna and $172,550 from the historical financial statements of NAV.

The pro forma combined basic and diluted net loss per share are based on the number of 27,883,939 shares common stock used in computing basic and diluted net loss per share for the acquisition of Solo, respectively. Dilutive potential common shares are included only if they have a dilutive effect on earnings per share.